MANNATECH, INCORPORATED

TERMINATION OF LOCK-UP AGREEMENT

This Termination of Lock-Up Agreement (this “Agreement”) is made and entered into as of March 6, 2009, by and between Mannatech, Incorporated, a Texas corporation (the “Company”), and Stan Fredrick (“Fredrick’).

RECITALS

WHEREAS, the Company and Fredrick entered into that certain Amended Lock-Up Agreement dated as of November 6, 2003 (the “Lock-Up Agreement”) (capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Lock-Up Agreement); and

WHEREAS, the parties hereto desire to terminate the Lock-Up Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Termination of the Lock-Up Agreement. Effective as of the date hereof, the Lock-Up Agreement and any amendments thereto is hereby terminated and is of no further force and effect, and no party thereto shall have any surviving obligations, rights, or duties thereunder as of the date hereof. Company agrees to have all stop transfer instructions removed with Company’s transfer agent.

2.         Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation, and effect, by the laws of the State of Texas, without giving effect to the principles thereof relating to conflicts of law.

3.         Amendments. No amendment, change, modification, or termination of this Agreement or any part hereof shall be effective or binding unless made in writing and signed by each party hereto.

4.         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.         Captions. The captions to sections of this Agreement are solely for the convenience of the parties hereto and shall not affect the construction or interpretation of any provision of this Agreement.

6.         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument as if the parties hereto had executed the same instrument.

7.         Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto in respect of the subject matter hereof and supersedes any and all prior agreements, understandings, and representations, whether written or oral, relating to the subject matter hereof.

[Signature Page Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date and year first written above.

MANNATECH, INCORPORATED

By:	______________________________

Name: Wayne L. Badovinus

Its:	President and Chief Executive Officer

By:	______________________________
J. Stanley Fredrick

Signature Page to Termination

of Lock-Up Agreement